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                                                                   EXHIBIT 23.A

                   [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-77603, 333-38004, 333-59870, 333-82412
and 333-61536), and Form S-8 (File Nos. 333-96959, 333-26831, 333-26823,
33-46519, 33-49956, 33-51851, 33-57553, 33-51853, 333-75781, 333-78949,
333-78951, 333-78979, 333-94717, 333-94719, 33-52100, 333-64240, 333-64236,
333-31060, 333-82506) of El Paso Corporation of our report dated March 28, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 28, 2003